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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to (i) the incorporation by reference in the Registration Statement (Form S-8 No. 333-16939) pertaining to The 1994 Incentive Plan of Clean Diesel Technologies, Inc., as amended through June 9, 1999 of our report dated March 7, 2000, with respect to the financial statements of Clean Diesel Technologies, Inc. and (ii) the inclusion of our report in this Annual Report (Form 10-K) for the year ended December 31, 1999.


/s/ ERNST & YOUNG LLP

Stamford, Connecticut
March 23, 2000



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